Exhibit 10.1

TERMINATION

OF

PROMISSORY NOTE

This Termination of Promissory Note (this “Termination”) is made and entered into as of March 25, 2024, by and between Future Health ESG Corp., a Delaware corporation (“Maker”), and Future Health ESG Associates 1, LLC, an Indiana limited liability company (“Payee”).

WHEREAS, Maker and Payee (together, the “Parties”) executed that certain Promissory Note, dated January 29, 2024 for a principal sum of up to $1,000,000 (the “Note”), whereby Maker agreed to unconditionally pay to Payee such amounts borrowed under such Note;

WHEREAS, pursuant to Section 13 of the Note, the Note may be amended with, and only with, the written consent of Maker and Payee; and

WHEREAS, the Parties now desire to terminate the Note.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Termination, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	As of the date of this Termination, there is no amount outstanding under the Note.

2.	The Note shall be terminated in its entirety, shall be of no further force and effect and the liabilities, obligations and rights of the Parties under the Note shall be deemed fully satisfied and discharged, each as of the date of this Termination.

3.	The laws of the State of Delaware shall govern this Termination.

4.	This Termination may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute a complete document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Termination as of the date first above written.

MAKER:

FUTURE HEALTH ESG CORP.

/s/ Travis A. Morgan
By:	Travis A. Morgan
Title:	Chief Financial Officer

PAYEE:

FUTURE HEALTH ESG ASSOCIATES 1, LLC

/s/ Travis A. Morgan
By:	Travis A. Morgan
Title:	Manager